EXHIBIT 11.1
                                                       (Page 1 of 2)

                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                                June 28,       June 29,
                                                  1997           1996
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,813,127    17,023,815

Less average common and special common shares
 held in the Treasury                           (7,210,443)   (6,700,804)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,602,684    10,323,011

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           229,221       208,074
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                          9,831,905    10,531,085
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,602,684    10,323,011

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   264,245       208,074
                                                ----------    ----------


                                                 9,866,929    10,531,085
                                                ==========    ==========


                                                       EXHIBIT 11.1
                                                       (Page 2 of 2)

                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                               For the Six Months Ended
                                              -------------------------
                                                June 28,       June 29,
                                                  1997           1996
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,788,468    17,705,992

Less average common and special common shares
 held in the Treasury                           (7,125,716)   (6,700,804)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,662,752    11,005,188

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           235,283       180,728
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                          9,898,035    11,185,916
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,662,752    11,005,188

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   260,697       193,870
                                                ----------    ----------

                                                 9,923,449    11,199,058
                                                ==========    ==========